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                                 EXHIBIT "10.04"

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                                 PAINCARE, INC.
                                       AND
                                 JAY ROSEN, M.D.

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of October 1, 2001 (the "Commencement Date") by and between PainCare, Inc., a Nevada corporation (the "Company"), and Jay Rosen, M.D. ("Employee").

          WHEREAS, the Company and Employee desire to enter into this Agreement to memorialize their oral understanding, to assure the Company of the services of Employee for the benefit of the Company and to set forth the respective rights and duties of the parties hereto.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions set forth herein, the Company and Employee agree as follows:

                                    ARTICLE I

                                   Employment

          1.1 Employment and Title. As of the Commencement Date, the Company employs Employee, and Employee accepts such employment, as President of the Company and president of PainCare Surgery Centers, Inc. ("PSC"), a wholly owned subsidiary of the Company, all upon the terms and conditions set forth herein.

          1.2 Duties. Subject to the power of the Board of Directors of Employer
          ----------
to elect and remove officers, Employee will serve as President of the Company and PSC and will faithfully and diligently perform the services and functions relating to such office or otherwise reasonable incident to such office, provided that all such services and functions will be reasonable and within Employee's area of expertise. Employee will during the term of this Agreement (or any extension thereof), devote essentially his full business time, attention and skills and reasonable best efforts to the promotion of the business of Employer. The foregoing will not be construed as preventing Employee from managing other businesses, making investments in other business or enterprises provided that (a) Employee agrees not to become engaged in any other business activity that interferes with his ability to discharge his duties and responsibilities to Employer and (b) Employee does not violate any other provision of this Agreement.

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          1.3 Location. The principal place of employment and the location of
Employee's principal office shall be in Tampa, Florida; provided, however, Employee shall, when requested by the Board of Directors, or may, if he determines it to be reasonably necessary, temporarily perform outside of Tampa, Florida such services as are reasonably required for the proper execution of his duties under this Agreement.

          1.4 Representations. Each party represents and warrants to the other that he/it has full power and authority to enter into and perform this Agreement and that his/its execution and performance of this Agreement shall not constitute a default under or breach of any of the terms of any agreement to which he/it is a party or under which he/it is bound. Each party represents that no consent or approval of any third party is required for his/its execution, delivery and performance of this Agreement or that all consents or approvals of any third party required for his/its execution, delivery and performance of this Agreement have been obtained.

                                   ARTICLE II

                                      Term

          2.1 Term. The term of Employee's employment hereunder (the "Term") shall commence as of the Commencement Date and shall continue through the Third anniversary of the Commencement Date (the "Scheduled Termination Date") unless renewed or earlier terminated pursuant to the provisions of this Agreement. Assuming all conditions of this Agreement have been satisfied and there has been no breach of the Agreement during its initial term, Employee may extend the term for an additional three year term at Employee's election ("Extended Term").

                                   ARTICLE III

                                  Compensation

          3.1 Salary. As compensation for the services to be rendered by Employee, the Company shall pay Employee, during the Term of this Agreement, an annual base salary of not less than Sixty Thousand Dollars ($60,000.00) provided there is available cash flow from PSC. Such salary will begin upon the opening of the first PainCare Surgery Center. Salary shall accrue monthly (prorated for periods less than a month) and shall be paid in equal bi-monthly installments, in arrears or as the Employee and the Company otherwise agree. The base salary will be reviewed annually, or, as appropriate, by the Board of Directors. At any time the Salary may be increased for the remaining portion of the term if so determined by the Board of Directors of Employer after a review of Employee's performance of his duties. Salary to be increased by minimum of CPI plus increases based on performance, increase in earnings and revenues approved by the compensation committee.

          3.2 Bonuses. The Company shall pay the Employee a quarterly cash bonus (the "Bonus") equal to 5% of "Formula Profits" of PSC. Formula Profits shall mean for these purposes the pre-tax earnings of PSC, as calculated utilizing generally accepted accounting principles by the Company's independent certified public accountants. Notwithstanding the

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foregoing, for purposes of determining Formula Profits: (i) there shall not be included any charge for corporate overhead of the Company or any of its other subsidiaries or other administrative or similar charges that might otherwise be impose upon PSC, except those charges for services provided directly to and for the benefit of PSC, (ii) there shall not be included any non-recurring charges, losses, profits, or gains not related to the ongoing operations of the business of PSC, including, but not limited to discontinued operations or extraordinary items or unusual or infrequent items as they are defined under generally accepted accounting principles, and (iii) there shall not be included any charge related to grants or exercises of options pursuant to this Employment Agreement. The Bonus, if any, shall be payable within thirty (30) days after the end of the most recent fiscal quarter to which the Bonus relates.

          3.3 Nonqualified Stock Options. Upon the execution of this Agreement, and subject to the provisions of this Agreement, the Employee shall be entitled to such nonqualified options to acquire shares of the Company's common stock (the "Option Shares") as follows:

               (a) Grant of Option. Subject to the provisions of this Agreement
                   ---------------
and the Company's Stock Plan (the "Plan") provisions, the Company agrees to grant to the Employee during the term of this Agreement the right to purchase from the Company 25,000 shares of its common stock (the "Option Shares"), at the per share exercise price equal to the Market Price of the Company's common stock (as defined below) upon the opening of each new Company surgery center. The Option Shares are intended by the parties hereto to be, and shall be treated as an incentive stock option (as such term is defined under Code Section 422).

               (b) Exercise of Option.
                   ------------------

                    1. No portion of the Option Shares may be exercised by the Employee at any time after the fifth anniversary date of the grant date of the Option Shares.

                    2. Except as otherwise set forth in this Agreement, portions of the Option may be exercised in whole or in part only as set forth below and in accordance with the Plan provisions and this Section by the Employee tendering the Exercise Price as provided below (or a proportionate part thereof if the Option is partially exercised) to the Company, together with a written notice of intent to exercise in the form attached hereto as Exhibit "A" to the Company specifying the number of Option Shares the Employee wishes to purchase pursuant to the Option. All Option Shares may be exercised in whole or in part beginning at any time and from time to time until the expiration of such options.

                    3. The payment of the Exercise Price shall be made either in:

                         (i) A Cash Exercise: by cash, bank or cashiers check or
wire transfer; or

                         (ii) A Cashless Exercise: by surrender of a copy of
this Agreement and Exhibit "A" at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Employee a number of shares of Common Stock computed using the following formula:

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          X = Y (A-B)/A

          where: X = the number of shares of Common Stock to be issued to Employee.

          Y = the number of shares of Common Stock for which this Option is being exercised.

          A = the Market Price of one (1) share of Common Stock (for purposes of this Section, the "Market Price" shall be defined as the average Closing Bid Price of the Common Stock of the Company for the five (5) trading days prior to the Date of Exercise of this Option (the "Average Closing Price"), as reported by the O.T.C. Bulletin Board, National Association of Securities Dealers Automated Quotation System ("Nasdaq") Small Cap Market, or if the Common Stock is not traded on the Nasdaq Small Cap Market, the Average Closing Price in any other over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the Average Closing Price on such exchange for the five (5) trading days prior to the date of exercise of the Option. If the Common Stock is/was not traded during the five (5) trading days prior to the Date of Exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such five (5) trading day period.

          B = the Exercise Price.

          For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price on the O.T.C. Bulletin Board, the National Market System ("NMS"), the New York Stock Exchange, the Nasdaq Small Cap Market, or if no longer traded on the O.T.C. Bulletin Board, the NMS, the New York Stock Exchange, the Nasdaq Small Cap Market, the "Closing Bid Price" shall equal the closing price on the principal national securities exchange or the over-the-counter system on which the Common Stock is so traded and, if not available, the mean of the high and low prices on the principal national securities exchange on which the Common Stock is so traded.

               (c) Share Certificates. Upon receipt of the Exercise Price (or
                   ------------------
the requisite portion thereof), the Company shall cause one or more stock certificates evidencing the Employee's ownership of the Option Shares so purchased by the Employee to be issued to the Employee subject, however, to the Plan Provisions.

          3.4 Benefits. Employee shall be entitled, during the Term hereof, to the same medical, hospital, pension, profit sharing, dental and life insurance coverage and benefits as are available to the Company's most senior executive officers on the Commencement Date together with the following additional benefits:

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(a)  The Company's normal vacation allowance for all employees who are executive officers of the Company, but not less than four (4) weeks annually, with the option to carry over unused vacation days. Employee shall have the option to be paid for unused vacation days, either at the end of each year hereunder or at the end of the Term hereof.

(b) The Employee will be entitled to participate in any benefit plan or program of the Employer which may currently be in place or implemented in the future.

(c) During the Term, Employee will be entitled to receive, in addition to and not in lieu of base salary, bonus or other compensation, such as other benefits as Employer may provide for its officers in the future.

          3.5 Withholding. Any and all amounts payable under this Agreement, including, without limitation, amounts payable under this Article III and
Article VII, which are subject to withholding for such federal, state and local taxes as the Company, in its reasonable judgment, determines to be required pursuant to any applicable law, rule or regulation.

                                   ARTICLE IV

                   Working Facilities, Expenses and Insurance

          4.1 Working Facilities and Expenses. Employee shall be furnished with an office at the principal executive offices of the Company, or at such other location as agreed to by Employee and the Company, and other working facilities and secretarial and other assistance suitable to his position and reasonably required for the performance of his duties hereunder. The Company shall reimburse Employee for all of Employee's reasonable expenses incurred while employed and performing his duties under and in accordance with the terms and conditions of this Agreement, subject to Employee's full and appropriate documentation, including, without limitation, receipts for all such expenses in the manner required pursuant to Company's policies and procedures and the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations as are in effect from time to time.

          4.2 Insurance. The Company may secure in its own name or otherwise, and at its own expense, life, disability and other insurance covering Employee or Employee and others, and Employee shall not have any right, title or interest in or to such insurance other than as expressly provided herein. Employee agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations to be conducted by such physicians(s) as the Company or such insurance company may designate and by signing such applications and other written instruments as may be required by any insurance company to which application is made for such insurance.

                                    ARTICLE V

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                              Illness or Incapacity

          5.1 Right to Terminate. If, during the Term of this Agreement, Employee shall be unable to perform in all material respects his duties hereunder for a period exceeding six (6) consecutive months by reason of illness or incapacity, this Agreement may be terminated by the Company in its reasonable discretion pursuant to Section 7.2 hereof.

          5.2 Right to Replace. If Employee's illness or incapacity, whether by physical or mental cause, renders him unable for a minimum period of sixty (60) consecutive calendar days to carry out his duties and responsibilities as set forth herein, the Company shall have the right to designate a person to replace Employee temporarily in the capacity described in Article I hereof; provided, however, that if Employee returns to work from such illness or incapacity within the six (6) month period following his inability due to such illness or incapacity, he shall be entitled to be reinstated in the capacity described in
Article I hereof with all rights, duties and privileges attendant thereto.

          5.3 Rights Prior to Termination. Employee shall be entitled to his full remuneration and benefits hereunder during such illness or incapacity unless and until an election is made by the Company to terminate this Agreement in accordance with the provisions of this Article.

          5.4 Determination of Illness or Incapacity. For purposes of this
Article V, the term "illness or incapacity" shall mean Employee's inability to perform his duties hereunder substantially on a full-time basis due to physical or mental illness as determined by a physician selected by the Company and the Employee.

                                   ARTICLE VI

                                 Confidentiality

          6.1 Confidentiality. During the Term of this Agreement and thereafter, Employee shall not divulge, communicate, use to the detriment of the Company, or for the benefit of any other business, firm, person, partnership or corporation, or otherwise misuse, any "Confidential Information", pertaining to the Company including, without limitation, all (i) data or trade secrets, including secret processes, formulas or other technical data; (ii) production methods; (iii) customer lists; (iv) personnel lists; (v) proprietary information; (vi) financial or corporate records; (vii) operational, sales, promotional and marketing methods and techniques; (viii) development ideas, acquisition strategies and plans; (ix) financial information and records; (x) "know-how" and methods of doing business; and (xi) computer programs, including source codes and/or object codes and other proprietary, competition-sensitive or technical information or secrets developed with or without the help of Employee. Employee acknowledges that any such information or data he may have acquired was received in confidence and by reason of his relationship to the Company. Confidential Information, data or trade secrets shall not include any information which: (a) at the time of disclosure is within the public domain; (b) after disclosure becomes a part of the public domain or generally known within the industry through no fault, act or failure to act, error, effort or breach of this Agreement by Employee; (c) is known to the recipient at the time of disclosure;
(d) is subsequently discovered by Employee independently of any disclosure

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by the Company; (e) is required by order, statute or regulation, of any governmental authority to be disclosed to any federal or state agency, court or other body; or (f) is obtained from a third party who has acquired a legal right to possess and disclose such information.

          6.2 Records. All documents, papers, materials, notes, books, correspondence, drawings and other written and graphic records relating to the Business of the Company which Employee shall prepare or use, or come into contact with, shall be and remain the sole property of the Company and, effective immediately upon the termination of the Employee's employment with the Company for any reason, shall not be removed from the Company's premises without the Company's prior written consent and any such documents, papers, materials, notes, books, correspondence, drawings and other written and graphic records upon request shall be returned to the Company.

                                   ARTICLE VII

                                   Termination

          7.1 Termination For Cause. This Agreement and the employment of Employee may be terminated by the Company "For Cause" under any one of the following circumstances:

          (a) Employee has committed any material act of fraud, misappropriation or theft against the Company.

          (b) Employee's default breach of any material provision of this Agreement; provided, that Employee shall not be in default hereunder unless
     (i) he shall have failed to cure such default or breach within thirty (30) days of written notice thereof by the Company to Employee or (ii) Employee shall have duly received notice of at least three (3) prior instances of such breach or default (whether or not cured by Employee).

          (c) Employee engages in willful misconduct in the performance of his duties hereunder; provided, that Employee shall not be in default hereunder unless (i) he shall have failed to cure such default or breach within fifteen (15) days of written notice thereof by the Company to Employee, or
     (ii) Employee shall have duly received notice of at least three (3) prior instances of such breach or default (whether or not cured by Employee).

          (d) At the election of the Employee.

          A termination For Cause under this Section 7.1 shall be effective upon the date set forth in a written notice of termination delivered to Employee.

          7.2 Termination Without Cause. This Agreement and the employment of the Employee may be terminated "Without Cause" as follows:

          (a) By mutual agreement of the parties hereto.

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          (b) At the election of the Company by its giving not less than sixty
     (60) days prior written notice to Employee in the event of an illness or incapacity described in Article 5.1.

          (c) Upon the removal of Employee from the office of President of the Company or in the event the Company fails to afford Employee the power and authority generally commensurate with the position of President.

          (d) Upon Employee's death.

          A termination Without Cause under Section 7.2(b) hereof shall be effective upon the date set forth in a written notice of termination delivered in accordance with the notice provisions of such sections. A termination Without Cause under Sections 7.2(a) or (d) shall be automatically effective upon the date of mutual agreement or the date of death of the Employee, as the case may be. A termination Without Cause under Section 7.2(c) shall be automatically effective upon the date such event takes place.

          7.3 Effect of Termination For Cause. If Employee's employment is terminated "For Cause":

          (a) Employee shall be entitled to accrued base salary under Section
     3.1 hereof through the date of termination.

          (d) Employee shall be entitled to accrued bonuses under Section 3.2 hereof through the date of termination.

          (e) Employee shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of
     Section 4.1 hereof.

          (e) All unvested Option Shares granted to Employee shall be forfeited.

          (f) Except as provided in Article XI, this Agreement shall thereupon terminate and cease to be of any further force or effect.

          7.4 Effect of Termination Without Cause. If Employee's employment is terminated "Without Cause":

          (a) Employee shall be entitled to the greater of (i) an amount equal to the annual base salary for the remainder of the term, or (ii) one year's base salary.

          (b) Employee shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of
     Section 4.1 hereof.

          (c) Employee shall be entitled to receive all amounts of additional bonuses under Section 3.2 hereof through the expiration of the Term hereof, which amounts shall be paid upon termination.

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          (d) Employee shall be entitled to receive all benefits as would have been awarded under Section 3.7 hereof through the expiration of the Term hereof, which benefits shall be awarded as and when the same would have been awarded under the Agreement had it not been terminated.

          (e) All unvested Option Shares granted to Employee shall immediately vest in full.

          (f) Except as provided in Article XI, this Agreement shall thereupon terminate and cease to be of any further force or effect.

                                  ARTICLE VIII

                      Non-Competition and Non-Interference

          8.1 Non-Competition. Employee agrees that during the Term of this Agreement and, in the case of a termination "Not For Cause", for a period of one
(1) year thereafter, (and in the case of a termination "For Cause", for a period of Two (2) years thereafter Employee will not, directly, indirectly, or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, own, manage, control, join, or participate in the ownership, management, operation, or control of, or be financially interested in or advise, lend money to, or be employed by or provide consulting services to, or be connected in any manner with any person engaged in Business within a 60 mile radius of any area within the United States of America which the Company is engaging in its Business or has immediate plans to engage in its Business.

          8.2 Non-Interference. Employee agrees that during the Term of this Agreement and, in the case of a termination "Not For Cause", for a period of one
(1) year thereafter (and in the case of a termination "For Cause", for a period of two (2) years thereafter), Employee will not, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, induce or entice any employee of the Company to leave such employment or cause anyone else to do so.

          8.3 Severability. If any covenant or provision contained in Article VIII is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision. If, in any arbitral or judicial proceeding, a tribunal shall refuse to enforce all of the separate covenants deemed included in this Article VIII, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings.

                                   ARTICLE IX

                                 Indemnification

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          9.2. Indemnification. The Employer shall to the full extent permitted by law indemnify, defend and hold harmless Employee from and against any and all claims, demands, liabilities, damages, losses and expenses (including reasonable attorney's fees, court costs and disbursements) arising out of the performance by him of his duties hereunder except in the case of his willful misconduct and will carry directors and officers' insurance of $10,000,000 with $250,000 deductible.

                                    ARTICLE X

                               Board of Directors

          10.1 Election to Board. As a condition to Employee's obligations hereunder, he will be elected to the Company's Board of Directors. The Company will cause the Employee to be nominated to serve in such capacities.

                                   ARTICLE XI

                                  Miscellaneous

          11.1 No Waivers. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement.

          11.2 Notices. Any notice to be given to the Company and Employee under the terms of this Agreement may be delivered personally, by telecopy, telex or other form of written electronic transmission, or by registered or certified mail, postage prepaid, and shall be addressed as follows:

     If to the Company:       37 North Orange Avenue
                              Suite 500
                              Orlando, Florida 32801

     If to Employee:          Jay Rosen, M.D.
                              11811 North Dale Mabry
                              Tampa, FL 33618

     Either party may hereafter notify the other in writing of any change in address. Any notice shall be deemed duly given (i) when personally delivered,
(ii) when telecopied, telexed or transmitted by other form of written electronic transmission (upon confirmation of receipt) or (iii) on the third day after it is mailed by registered or certified mail, postage prepaid, as provided herein.

          11.3 Severability. The provisions of this Agreement are severable and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

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          11.4 Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, including the survivor upon any merger, consolidation, share exchange or combination of the Company with any other entity. Employee shall not have the right to assign, delegate or otherwise transfer any duty or obligation to be performed by him hereunder to any person or entity.

          11.5 Entire Agreement. This Agreement supersedes all prior and contemporaneous agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced. This Agreement was the subject of negotiation by the parties hereto and their counsel. The parties agree that no prior drafts of this Agreement shall be admissible as evidence (whether in any arbitration or court of law) in any proceeding which involves the interpretation of any provisions of this Agreement.

          11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without reference to the conflict of law principles thereof.

          11.7 Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

          11.8 Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

          11.9 Gender. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "he" or "his" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

          11.10 Counterparts. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

                                   ARTICLE XII

                                    Survival

          12.1 Survival. The provisions of Articles VI, VII, VIII, and X, of this Agreement shall survive the termination of this Agreement.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        PainCare, Inc.,
                                        a Nevada Corporation,


                                        By: Randy Lubinsky
                                            ------------------------------------
                                            Title: CEO
                                                   ---
                                        EMPLOYEE


                                        /s/ Jay Rosen, M.D.
                                        ----------------------------------------
                                            Jay Rosen, M.D.

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